EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82869), Form S-4 (Nos. 333-30068 and 333-110387), and Form S-8 (Nos. 333-30401, 333-70267, 333-31278, 333-45474, 333-60644, and 333-110871) of Perot Systems Corporation of our report dated March 10, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 15, 2004